UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

April 13, 2026

Date of Report (Date of earliest event reported)

NEW ERA ENERGY & DIGITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-42433	99-3749880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 N. Loraine Street, Suite 1324 Midland, TX	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 695-6997

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NUAI	The Nasdaq Stock Market LLC
Warrants	NUAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Equity Issuances and Draw Down

On April 13, 2026, the Company drew down the entire $20 million Term Loan A-1 under that certain Term Loan Agreement, dated April 8, 2026 (the “Term Loan Agreement”), by and between Texas Critical Data Centers LLC, a Delaware limited liability company and a subsidiary of New Era Energy & Digital, Inc., a Nevada corporation (the “Company”), and Macquarie Equipment Capital Inc., a Delaware corporation (“Macquarie”), acting as administrative agent and lender (the “Lender”). In connection with the draw down, the Company issued to the Lender warrants to purchase 400,208 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock” and such warrants, the “Warrants”), with an exercise price of approximately $5.00.

The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrants, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On April 13, 2026, the Company also sold 1,000,520 shares of the Company’s Common Stock at a price per share of approximately $5.00 (such shares of common stock and the Warrants, the “Securities” and such issuances, the “Equity Issuances”) to the Lender.

Registration Rights Agreement

In connection with the Equity Issuances, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) on April 13, 2026 with the Lender with respect to the registration of the Lender’s Securities for resale under the Securities Act of 1933, as amended. The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into Item 3.02. The Securities were issued to the Lender upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 7.01 Regulation FD Disclosure.

On April 14, 2026, the Company issued a press release announcing the full exercise of the underwriters’ option and the initial funding under the Term Loan Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 8.01 Other Events

Exercise of Underwriters’ Option

In connection with the Company’s previously announced underwritten public offering, on April 10, 2026, the underwriters exercised their option to purchase an additional 4,477,611 shares of Common Stock (the “Option Shares”) at the public offering price, less the underwriting discounts and commissions. The closing of the purchase of the Option Shares by the underwriters occurred on April 14, 2026.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

EXHIBIT	DESCRIPTION
4.1	Warrant to Purchase Common Stock, dated April 13, 2026.
4.2	Registration Rights Agreement, dated April 13, 2026.
99.1	Press Release, dated April 14, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ERA ENERGY & DIGITAL, INC.
Date: April 14, 2026
	By:	/s/ E. Will Gray II
E. Will Gray II
Chief Executive Officer

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